Exhibit 4.5

Performance Award (#)

TRUE RELIGION APPAREL, INC.
2009 EQUITY INCENTIVE PLAN
PERFORMANCE AWARD CERTIFICATE (RESTRICTED STOCK)

THIS IS TO CERTIFY that True Religion Apparel, Inc., a Delaware corporation (the “Company”), has granted you (the “Participant”) the right to receive Common Stock of the Company under its 2009 Equity Incentive Plan (the “Plan”), as follows:

Name of Participant:

Address of Participant:

Number of Shares:

Date of Grant:

Acceptance Expiration Date:	15 days after Participant’s receipt of this Certificate and the attached Performance Award Agreement.

Performance Period:

Vesting Schedule (Performance):

Performance Goals(1)	Vested Shares

Vesting Schedule: (Time)(2):

Vesting Date	Percentage of Shares Vested

By your signature and the signature of the Company’s representative below, you and the Company agree to be bound by all of the terms and conditions of the attached Performance Award Agreement and the Plan (both incorporated herein by this reference as if set forth in full in this document).  By executing this Certificate, you hereby irrevocably elect to accept the Award rights granted pursuant to this Certificate and the related Performance Award Agreement and to receive the shares of Restricted Stock of True Religion Apparel, Inc. designated above subject to the terms of the Plan, this Certificate and the Award Agreement.

Participant:	True Religion Apparel, Inc.

By:
Name:	Name:
Title:

Dated:	Dated:

(1) Subject to the Administrator’s written certification of attainment pursuant to Section 7.2(g) of the Plan.

(2) Shares earned upon satisfaction of the Performance Goals above will be further subject to time vesting.

True Religion Apparel, Inc. Executive Performance Award Certificate (Restricted Stock)

TRUE RELIGION APPAREL, INC.
2009 EQUITY INCENTIVE PLAN

PERFORMANCE AWARD AGREEMENT (RESTRICTED STOCK)

This Performance Award Agreement (this “Agreement”), is made and entered into on the execution date of the Performance Award Certificate to which it is attached (the “Certificate”), by and between True Religion Apparel, Inc., a Delaware corporation (the “Company”), and the Participant named in the Certificate.

Pursuant to the True Religion Apparel, Inc. 2009 Equity Incentive Plan (the “Plan”), the Administrator has authorized the grant to Participant of the right to receive shares of the Company’s Common Stock (the “Award”), upon the terms and subject to the conditions set forth in this Agreement and in the Plan.  Capitalized terms not otherwise defined herein have the meanings ascribed to them in the Plan.

NOW, THEREFORE, in consideration of the premises and the benefits to be derived from the mutual observance of the covenants and promises contained herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.                                       Basis for Award.  This Award is made pursuant to the Plan for valid consideration provided to the Company by Participant.  By your execution of the Certificate, you agree to accept the Award rights granted pursuant to the Certificate and this Agreement and to receive the shares of Restricted Stock of the Company designated in the Certificate subject to the terms of the Plan, the Certificate and this Agreement.

2.                                       Performance Award.  The Company hereby awards and grants to Participant, for valid consideration with a value in excess of the aggregate par value of the Common Stock awarded to Participant, the number of shares of Common Stock set forth in the Certificate, which are subject to the restrictions and conditions set forth in the Plan, the Certificate and in this Agreement (the “Restricted Stock”).  One or more stock certificates representing the number of shares of Common Stock specified in the Certificate will hereby be registered in Participant’s name (the “Stock Certificate”), but will be deposited and held in the custody of the Company for Participant’s account as provided in Section 4 hereof until such Restricted Stock becomes vested.  Participant acknowledges and agrees that those shares of Common Stock may be issued as a book entry with the Company’s transfer agent and that no physical certificates need be issued for as long as such shares remain subject to forfeiture and restrictions on transfer.

3.                                       Vesting.  Except as otherwise provided in an employment agreement or service agreement, the terms of which have been approved by the Administrator, the Restricted Stock will vest and restrictions on transfer will lapse pursuant to the Vesting Schedule set forth in the Certificate, on condition that Participant is still then in Continuous Service.  Except as otherwise provided in an employment agreement or service agreement, the terms of which have been approved by the Administrator, if Participant ceases Continuous Service for any reason Participant will immediately forfeit the shares of Restricted Stock standing in the name of Participant on the books of the Company that have not vested and as to which restrictions have

True Religion Apparel, Inc. Executive Performance Award Agreement (Restricted Stock)

not lapsed (“Unvested Shares”) and such Unvested Shares will be cancelled as outstanding shares of Common Stock.  To the extent that an employment agreement or service agreement, the terms of which have been approved by the Administrator, provides for acceleration of vesting of any or all Unvested Shares upon termination of Continuous Service, such provisions are incorporated by reference herein.

(a)                                  Forfeiture of Unvested Shares.  Unless otherwise provided in an employment agreement or service agreement, the terms of which have been approved by the Administrator, if Unvested Shares do not become vested on or before the expiration of the period during which the applicable vesting conditions must occur, such Unvested Shares will be automatically forfeited and cancelled as outstanding shares of Common Stock immediately upon the occurrence of the event or period after which such Unvested Shares may no longer become vested.

(b)                                 Restriction on Transfer of Unvested Shares.  Participant is not permitted to transfer, assign, grant a lien or security interest in, pledge, hypothecate, encumber, or otherwise dispose of any of the Unvested Shares, except as permitted by this Agreement.

4.                                       Deposit of the Unvested Shares.  Participant shall deposit all of the Unvested Shares with the Company to hold in its custody until they become vested, at which time such vested shares of Restricted Stock will no longer constitute Unvested Shares.  If requested by the Company, Participant shall execute and deliver to the Company, concurrently with the execution of this Agreement (and/or, if requested by the Company, from time to time thereafter during the Restricted Period) blank stock powers for use in connection with the transfer to the Company or its designee of Unvested Shares that do not become vested.  The Company will deliver to Participant the Stock Certificate for the shares of Common Stock that become vested upon the lapse of the forfeiture and non-transferability restrictions thereon, but not earlier than the Administrator’s certification pursuant to Section 7.2(g) of the Plan that the Vesting Performance Goals have been achieved.

5.                                       Rights as a Stockholder, Dividends.  Subject to the terms of this Agreement, Participant will have all the rights of a stockholder with respect to the Restricted Stock, including the right to vote the Restricted Stock and to receive any dividends thereon; provided that any dividends paid with respect to Unvested Shares will not be paid to Participant until the Unvested Shares pursuant to which the dividends were paid become vested and are no longer subject to forfeiture and restrictions on transfer.  Any such dividends will be deposited with a third party escrow agent or a third party trustee selected by the Administrator in its discretion, until such time as the Unvested Shares relating to such dividends become vested and deliverable to Participant, at which time such dividends will be released from escrow and paid to Participant.  If the Unvested Shares relating to dividends held in escrow are subsequently forfeited, such dividends will be automatically forfeited and released from escrow and returned to the Company.

6.                                       Compliance with Laws and Regulations.  The issuance and transfer of Common Stock is subject to the Company’s and Participant’s full compliance, to the satisfaction of the Company and its counsel, with all applicable requirements of federal, state and foreign securities laws and with all applicable requirements of any securities exchange on which the Common Stock may be listed at the time of such issuance or transfer.  Participant understands that the

Company is under no obligation to register or qualify the shares of Common Stock with the Securities Exchange Commission, any state securities commission, foreign securities regulatory authority, or any securities exchange to effect such compliance.

7.                                       Tax Withholding.

(a)                                  As a condition to the release of shares of Common Stock from escrow and lapse of restrictions on transfer, no later than the first to occur of (i) the date as of which the all or any of the shares of Restricted Stock vest and the restrictions on their transfer lapse, or (ii) the date required by Section 7(b), Participant shall pay to the Company any federal, state, or local taxes required by law to be withheld with respect to the shares of Restricted Stock that vest and for which the restrictions lapse.  Participant shall pay such amount to the Company in cash, or by tendering Common Stock held by Participant, including shares of Restricted Stock held in escrow that become vested, with a Fair Market Value on the date the Restricted Stock vests equal to the amount of Participant’s minimum statutory tax withholding liability, or a combination thereof.  If Participant fails to make such payments, the Company will, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to Participant any federal, state, or local taxes required by law to be withheld with respect to such shares of Common Stock.

(b)                                 Participant may elect, within 30 days of the Date of Grant, to include in gross income for federal income tax purposes pursuant to Section 83(b) of the Code, an amount equal to the aggregate Fair Market Value on the Date of Grant of the Restricted Stock granted hereunder.  In connection with any such election, Participant shall promptly provide the Company with a copy of such election as filed with the Internal Revenue Service, and pay to the Company, or make such other arrangements satisfactory to the Administrator to pay to the Company based on the Fair Market Value of the Restricted Stock on the Date of Grant, any federal, state, or local taxes required by law to be withheld with respect to such shares of Restricted Stock at the time of such election.  If Participant fails to make such payments, the Company will, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to Participant any federal, state, or local taxes required by law to be withheld with respect to such shares of Common Stock.

8.                                       No Right to Continued Service.  Nothing in this Agreement or in the Plan imposes or may be deemed to impose, by implication or otherwise, any limitation on any right of the Company or any Affiliate to terminate Participant’s Continuous Service at any time.

9.                                       Representations and Warranties of Participant.  Participant represents and warrants to the Company as follows:

(a)                                  Agrees to Terms of the Plan.  Participant acknowledges that a copy of the Plan has been made available to Participant, and Participant has read and understands the terms of the Plan, the Certificate and this Agreement and agrees to be bound by their terms and conditions.  Participant acknowledges that there may be adverse tax consequences upon the vesting of Restricted Stock or disposition of the shares of Common Stock once vested, and that Participant should consult a tax advisor before such time.

(b)                                 Stock Ownership.  Participant is the record and beneficial owner of the shares of Restricted Stock with full right and power to transfer the Unvested Shares to the Company free and clear of any liens, claims, or encumbrances and Participant understands that the Stock Certificates evidencing the Restricted Stock will bear a legend referencing this Agreement.

(c)                                  Rule 144.  Participant understands that Rule 144 promulgated under the Securities Act may indefinitely restrict transfer of the Common Stock if Participant is an “affiliate” of the Company (as defined in Rule 144), or for up to one year if “current public information” about the Company (as defined in Rule 144) is not publicly available regardless of whether Participant is an affiliate of the Company.

10.                                 Compliance with Securities Laws.  Participant understands and acknowledges that, notwithstanding any other provision of the Agreement to the contrary, the vesting and holding of the Restricted Stock is expressly conditioned upon compliance with the Securities Act and all applicable federal, state, and foreign securities laws.  Participant agrees to cooperate with the Company to ensure compliance with such laws.

11.                                 Adjustments.  If, as a result of any adjustment pursuant to Section 11.1 of the Plan, Participant becomes entitled to receive any additional shares of Common Stock or other securities (“Additional Securities”) in respect of the Unvested Shares, the total number of Unvested Shares will be equal to the sum of (i) the initial Unvested Shares, and (ii) the number of Additional Securities issued or issuable in respect of the initial Unvested Shares and any Additional Securities previously issued to Participant.

12.                                 Change in Control.  To the extent that an employment agreement or service agreement in effect immediately before the consummation of a Change in Control, the terms of which have been approved by the Administrator, provides for accelerated vesting of any or all Unvested Shares upon the occurrence of a Change in Control, such provisions of such employment agreement or service agreement are incorporated by reference herein.

13.                                 Restrictive Legends and Stop-Transfer Orders.

(a)                                  Legends.  To the extent that a Stock Certificate or Certificates representing Unvested Shares is issued in physical form rather than through book entry with the Company’s transfer agent, Participant understands and agrees that the Company will place the legends set forth below or similar legends on any Stock Certificate evidencing the Common Stock, together with any other legends that may be required by federal, state, or foreign securities laws, the Company’s articles of incorporation or bylaws, any other agreement between Participant and the Company, or any agreement between Participant and any third party:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON PUBLIC RESALE AND TRANSFER, AS SET FORTH IN A PERFORMANCE AWARD AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES.  SUCH PUBLIC RESALE AND TRANSFER RESTRICTIONS ARE BINDING ON TRANSFEREES OF THESE SHARES.

The Company will remove the above legend at such time as the shares of Common Stock in question are no longer subject to restrictions on public resale and transfer pursuant to this Agreement.  Any legends required by applicable federal, state, or foreign securities laws will be removed at such time as such legends are no longer required.

(b)                                 Stop-Transfer Instructions.  To ensure compliance with the restrictions imposed by this Agreement, the Company may issue appropriate “stop-transfer” instructions to its transfer agent, if any, and if the Company transfers its own Common Stock, it may make appropriate notations to the same effect in its own records.

(c)                                  Refusal to Transfer.  The Company will not be required (i) to transfer on its books any shares of Common Stock that have been sold or otherwise transferred in violation of any of the provisions of this Agreement; or (ii) to treat as owner of such shares, or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such shares have been so transferred.

14.                                 Modification.  The Agreement may be modified only in writing signed by both parties.

15.                                 Interpretation.  Any dispute regarding the interpretation of this Agreement must be submitted by Participant or the Company to the Administrator for review.  The resolution of such a dispute by the Administrator will be final and binding on the Company and Participant.

16.                                 Entire Agreement.  The Plan and the Certificate are incorporated herein by reference, and Participant hereby acknowledges that a copy of the Plan has been made available to Participant.  This Agreement, the Certificate and the Plan constitute the entire agreement of the parties and supersede all prior undertakings and agreements with respect to the subject matter hereof.  In the event of a conflict or inconsistency between the terms and conditions of this Agreement, the Certificate, and the Plan, the Plan will govern.

17.                                 Notices.  Any notice required under this Agreement to be delivered to the Company must be in writing and addressed to the Corporate Secretary of the Company at its principal corporate offices.  Any notice required to be given or delivered to Participant must be in writing and addressed to Participant at the address indicated on the Certificate or to such other address as Participant designates in writing to the Company.  All notices will be deemed to have been delivered:  (a) upon personal delivery, (b) five days after deposit in the United States mails by certified or registered mail (return receipt requested), (c) two business days after deposit with any return receipt express courier (prepaid), or (d) one business day after transmission by facsimile.

18.                                 Successors and Assigns.  The Company may assign any of its rights under this Agreement.  This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer set forth herein, this Agreement is binding upon Participant and Participant’s heirs, executors, administrators, legal representatives, successors and assigns.

19.                                 Governing Law.  This Agreement will be governed by and construed in accordance with the laws of the State of Delaware without giving effect to its conflict of law principles.  If any provision of this Agreement is determined by a court of law to be illegal or unenforceable, then such provision will be enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable.